Exhibit 99.1

Contact:    Delores Sides (336) 379-2903

delores.sides@itg-global.com

International Textile Group, Inc. and Safety Components International, Inc. Announce Agreement to Combine

August 30, 2006, Greensboro, NC and Greenville, SC – International Textile Group, Inc. and Safety Components International, Inc. (OTC Bulletin Board: SAFY) announced today that they have signed an agreement to combine the two companies through a merger. Both International Textile Group (ITG) and Safety Components International (SCI) are majority owned by affiliates of WL Ross & Co. LLC.

The resulting company will be named International Textile Group, Inc. SCI will form the basis of the combined company’s new automotive safety components business unit. Wilbur L. Ross, Jr. will serve as Chairman of the combined company. Joseph L. Gorga, current President and CEO of ITG, will serve as President and CEO of the combined company. Stephen B. Duerk, who currently serves as President of SCI, will serve as President of the new business unit.

Wilbur L. Ross, Jr. said, “This merger will represent a significant milestone in the evolution of ITG and the textile industry. We formed ITG in 2004 to consolidate the businesses of leading textile and fabric manufacturers and to take forward the strategic vision of repositioning the US textile industry by leveraging its marketing and textile know-how on a global basis. The addition of SCI’s leading automotive safety fabrics and airbag cushions business will allow us to expand and elevate ITG’s emphasis on technology and engineered fabrics and provide opportunities for all of ITG’s businesses to build upon SCI’s extensive global presence.”

Commenting further, Joseph Gorga said, “We are very excited about SCI becoming a part of ITG’s family of companies. We see tremendous opportunities to leverage and build off of the strengths of both companies. SCI’s automotive safety and specialty niche engineered fabrics, along with globally fabricated airbag cushions, bring strong product diversification to ITG. We expect to be able to benefit from many synergies in our R&D initiatives, manufacturing processes, purchasing strategies and international expansions. In addition, through the combined company we expect to have access to financial capital across the full spectrum of products and businesses.”

SCI is a leading, low-cost supplier of automotive airbag fabric and cushions with operations in North America, Europe, China and South Africa. The company is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. The company is headquartered in Greenville, South Carolina.

ITG was organized in March 2004 by Wilbur L. Ross, Jr. to combine the assets of Burlington Industries and Cone Mills. ITG is a diverse, innovative provider of global textile solutions and distinguished market brands to apparel and interior furnishings customers worldwide. ITG operates four business units: Cone Denim, Burlington WorldWide (apparel fabrics), Burlington House (interior fabrics) and Carlisle Finishing. The company is headquartered in Greensboro, NC.

The combined company, to be headquartered in Greensboro, NC, will operate through five primary business units: Automotive Safety Components, Cone Denim, Burlington WorldWide (apparel fabrics), Burlington House (interior fabrics) and Carlisle Finishing. On a combined basis, net sales would have been $997.7 million for the year ended December 31, 2005 and $443.9 million for the six months ended June 30, 2006. The company expects to employ over 9,000 people worldwide with operations in the United States, Mexico, China, Germany, Romania, Czech Republic, South Africa, Nicaragua and Vietnam.

ITG, SCI and SCI Merger Sub Inc., a wholly owned subsidiary of SCI, have entered into a merger agreement, dated August 29, 2006. The combination of the companies will be accomplished through the merger of ITG with SCI Merger Sub. Upon completion of the merger, SCI will change its name to “International Textile Group, Inc.”

Pursuant to the merger, all outstanding shares, or options to acquire shares, of stock of ITG will be exchanged for shares of stock of the combined company at an agreed upon exchange ratio. Under that exchange ratio, every 1.4739 shares of ITG stock will be exchanged for one share of stock of the combined company. All shares of stock of SCI outstanding prior to the merger will, upon completion of the merger, represent shares of stock, or rights to acquire stock, of the combined company.

Affiliates of WL Ross & Co., which is controlled by Wilbur L. Ross, Jr., the chairman of the board of each of ITG and SCI, currently own approximately 75.6% of SCI’s outstanding stock and approximately 85.4% of ITG’s outstanding stock, and, after completion of the merger, are expected to own approximately 82% of the stock of the combined company.

The boards of directors of ITG and SCI each formed a special committee, in each case consisting of the sole director on each respective board who is not affiliated with WL Ross & Co., to negotiate and approve the terms and conditions of the combination transaction. The special committee of ITG was advised by Kilpatrick Stockton LLP, which served as legal counsel, and by SunTrust Robinson Humphrey, which delivered an opinion to the ITG special committee that the exchange ratio in the merger is fair, from a financial point of view, to the stockholders of ITG (other than the stockholders affiliated with WL Ross & Co.). The special committee of SCI was advised by Nixon Peabody LLP, which served as legal counsel, and by RSM EquiCo Capital Markets LLC, which delivered an opinion to the SCI special committee that the exchange ratio is fair, from a financial point of view, to the stockholders of SCI (other than the stockholders affiliated with WL Ross & Co.). WL Ross & Co.’s legal counsel in the transaction was Jones Day.

Completion of the merger is subject to the satisfaction of various conditions, including approval of the transaction by ITG’s stockholders, approval of an amendment to SCI’s certificate of incorporation by SCI’s stockholders, and receipt of necessary regulatory approvals and consents. The stockholders affiliated with WL Ross & Co. have indicated that they will vote all of their shares of ITG and SCI stock in favor of such transaction, and stockholder approval is thereby assured.

The merger is expected to be completed in late 2006, subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of other closing conditions. Upon completion of the merger, the new ITG will operate as a public company with stock traded on the over-the-counter (OTC) bulletin board.

Additional Information

In connection with the proposed combination, SCI intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement including the joint proxy statement/prospectus (and all amendments and supplements to it), and other materials when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement, including the joint proxy statement/prospectus, when they become available, as well as other filings containing information about SCI, without charge, at the SEC’s web site (www.sec.gov). Copies of SCI’s filings may also be obtained without charge from SCI at SCI’s web site (www.safetycomponents.com) or by directing a request to SCI at 41 Stevens Street, Greenville, South Carolina 29605, Attn: Treasurer, (864) 240-2600.

SCI, its directors and executive officers and other members of management and its employees are potential participants in the solicitation of proxies by SCI’s board of directors in respect of SCI’s upcoming annual meeting of stockholders, which will be described in more detail in SCI’s joint proxy statement/prospectus to be included as part of the registration statement. Information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus to be filed with the SEC as a part of the registration statement.

Forward-Looking Statements

Certain statements contained in this press release, including statements regarding the proposed combination of SCI and ITG, are not recitations of historical facts. These “forward looking statements” may relate to SCI’s or ITG’s future plans, revenue, earnings, outlook, expectations and strategies, as well as the facts or assumptions underlying these statements, and involve a number of risks and uncertainties.

SCI’s and ITG’s actual results may differ materially from the results expressed or implied in these forward looking statements due to various risks, uncertainties or other factors. These factors may include downturns in the automotive industry, decreases in the demand for textile products, increases in constituent raw materials prices, difficulties in executing business strategies and other risk factors described in SCI’s filings with the SEC from time to time, including those to be described in the joint proxy statement/prospectus to be filed with the SEC in connection with the merger described above. Neither SCI nor ITG undertake any obligation to update any forward looking statements.

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